  Exhibit 10.7

LICENSE AGREEMENT

1.
PARTIES

1.1.
The parties to this license agreement (the “Agreement”) made as of June 22, 2016 (“Effective Date”) are:

1.1.1.
Riot Games, Inc., a Delaware corporation located at 12333 W. Olympic Blvd, Los Angeles, CA 90064 (“Riot”); and

1.1.2.
Super League Gaming, Inc., a Delaware corporation located at 2912 Colorado Ave., Suite 200, Santa Monica, CA 90404 (“SLG”).

1.2.
SLG and Riot shall each be a “Party” and collectively shall be the “Parties” to this Agreement.

2.
RECITALS

2.1.
Riot develops and publishes video games, including League of Legends, a popular multiplayer online battle arena computer game.

2.2.
SLG operates recreational leagues for gamers of all ages to compete, socialize and play video games in movie theatres worldwide.

2.3.
SLG wants to make Riot’s popular League of Legends game available for use in SLG’s operations within the Territory.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.
DEFINITIONS

3.1.
“Approved Movie Theatres” means any of the physical movie theatres identified in Appendix A hereto and any other physical movie theatres that the Parties mutually agree to in writing during the performance of this Agreement.

3.2.
“Game” means the multiplayer online battle arena game, League of Legends.

3.3.
“Game Content” means the Game’s audio-visual content, including the visual appearances of its characters, and corresponding in-game data that is rendered and made available to users or viewers of the Game Content.

3.4.
“Game League Business” means SLG’s business of operating Leagues featuring Participatory Gaming in Approved Movie Theatres that utilizes the Game Content.

3.5.
“Merchandise” means any merchandise derived from, based on, using and/or featuring Game Content.

3.6.
“Participatory Gaming” means actively playing or consuming digital video game content in a manner that requires a combination of real-time inputs, communication and coordination either alone or in tandem with other players. For the avoidance of doubt, Participatory Gaming does not include: (i) video game viewing parties (e.g., theaters

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

showing organized/competitive video game events for customers to watch); (ii) eSports events (e.g., competitive video game tournaments being held in theaters for customers to watch); or (iii) any other activities not reasonably contemplated within the scope of the Game League Business as of the Effective Date, unless approved by Riot.

3.7.
“Riot Marks” means the Riot trademarks, logos and/or symbols identified in Appendix B, attached hereto.

3.8.
“SLG Marks” means the SLG trademarks, logos and/or symbols identified in Appendix B, attached hereto.

4.
LICENSES

4.1.
Advertising and Merchandise. During the Term and within the Territory, Riot grants SLG a limited, non-exclusive, non-sublicenseable, non-transferable license, subject to the terms of this Agreement and, in particular, the approval process described in Section 7 below, to: (i) display Game Content solely in connection with advertising, marketing and promoting the Game League Business; and (ii) create derivative works using Game Content and/or Riot Marks solely in connection with the creation of Merchandise in strict accordance with the terms of the Merchandise provision in Section 8 below.

4.2.
Operation of Game League. During the Term and within the Territory, Riot grants SLG a limited, non-sublicenseable, non-transferable license, subject to the terms of this Agreement and, in particular, the approval process described in Section 7 below, to use, reproduce, distribute, display, and publicly perform the Game and Game Content for operation of the Game League Business.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.2.1.
[*****]

4.3.
SLG Marks. During the Term and within the Territory, SLG grants Riot a limited, non- exclusive, non-sublicenseable, non-transferable license to: (i) use the SLG Marks solely as needed to fulfill Riot’s obligations to promote, market, advertise and support the Game League Business; and (ii) subject to SLG’s approval, which shall not be unreasonably withheld, use the SLG Marks solely as needed to manufacture, distribute and/or sell any Riot-approved Merchandise.

5.
TERRITORY

The territory for this Agreement shall be [*****].

6.
TERM

6.1.
[*****]

6.2.
[*****]

6.3.
[*****]

6.4.
One-Time Extension. Any further extensions of the Term beyond the Extension Term must be agreed to in writing by the Parties.

7.
APPROVAL PROCESS

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.1.
Process for approving the Game League. SLG shall submit the following key milestone documents (the “Key Milestone Documents”) to Riot for approval:

7.1.1.
Preliminary Product Plan and Roadmap: At least sixty (60) days prior to the commercial launch of the Game League Business, high-level concept documentation, audience segmentation/targeting and a twelve (12) month product/Game League Business roll-out plan.

7.1.2.
Final Product Plan: At least thirty (30) days prior to the commercial launch of the Game League Business, a detailed product plan and go-to-market strategy including, but not limited to: (i) a Game League Business description, format and structure; (ii) Game League Business pricing and a marketing/communications strategy and spend (the “Marketing Plan”); (iii) a staffing plan describing, in detail, how the Game League Business will be staffed; and (iv) a roll-out plan for each market. The Marketing Plan shall describe, in detail, the marketing efforts that both Parties shall undertake during the Initial Term.

7.1.2.1.1. If Riot does not approve any of the Key Milestone Documents, Riot shall provide feedback to SLG within ten (10) business days explaining the reason for disapproval. For the avoidance of doubt, SLG may not commercially launch the Game League Business without first obtaining Riot’s approval on each of the Key Milestone Documents.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.2.
Process for approving promotional material. Prior to displaying any Game Content in connection with any advertising, marketing and/or promotions of the Game League Business (“Promotional Material”), SLG shall submit a sample of any Promotional Material to Riot for approval, at least five (5) business days prior to distributing, displaying, and/or otherwise using such Promotional Material. SLG shall not distribute, display, and/or otherwise use such Promotional Material without receiving Riot’s prior written approval. Riot may withhold its approval in its sole and absolute discretion. If Riot fails to respond to SLG’s request for approval within five (5) business days, SLG’s request for approval shall be deemed denied by Riot. If Riot fails to respond within five

(5) business days, SLG shall send a reminder email to Riot within forty-eight (48) hours thereafter. SLG shall not be required to re-submit any previously approved Promotional Material for subsequent use.

7.3.
Process for approving Merchandise. Prior to manufacturing, distributing or selling any Merchandise, SLG shall submit a sample to Riot for approval. Riot may withhold its approval in its sole and absolute discretion. For the avoidance of doubt, Riot has no obligation whatsoever to approve any Merchandise. If Riot fails to respond to SLG’s request for approval, SLG’s request for approval shall be deemed denied by Riot.

7.4.
Revocation of Riot’s approval. Notwithstanding anything herein to the contrary, Riot may revoke any previously granted approval, in its sole an absolute discretion; provided, however, that Riot shall use good faith efforts to provide context for such revocation, suggestions for alternatives, and provide a reasonable time period for SLG to come into compliance with the revocation.

8.
MERCHANDISE

8.1.
Co-branding requirement. Any Merchandise submitted by SLG to Riot for approval must be co-branded.

8.2.
Distribution Channels. SLG may only sell Riot-approved Merchandise on its website (https://superleague.com/) and in Approved Movie Theatres.

8.3.
Sell-off. After the expiration or termination of this Agreement, unless earlier terminated, SLG shall have a one (1) month sell-off period for any Riot-approved Merchandise. At the expiration of the sell-off period, SLG shall destroy any remaining Merchandise and provide verification to Riot.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.
SLG OBLIGATIONS

9.1.
SLG will expend, on an annual basis, a minimum of the greater of (i) [*****] or (ii) [*****] of SLG’s gross revenue, on marketing, advertising and promotions relating solely to the Game League (the “Marketing Expenditures”).

9.2.
SLG shall hire a dedicated, full-time employee who is deeply knowledgeable about the Game and the gaming industry to manage Game League operations and ensure an authentic, player-focused experience.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.3.
[*****]

9.4.
SLG will operate the Game League in a manner that maximizes the performance of the Game League on a standalone basis and not take any actions materially adverse to Riot.

9.5.
[*****]

9.6.
SLG Change of Control. In the event of a SLG Change of Control (as defined below), and without prejudice to any other obligations of SLG under this License Agreement, SLG shall reasonably maintain the same level of commitment and employee engagement, including the ongoing involvement of not less than a majority of SLG senior management in existence of a SLG Change of Control, with respect to the Game League operations, in all material respects, after the SLG Change of Control, in comparison to that level prior to the SLG Change of Control, for no less than one year.

9.6.1.
“SLG Change of Control” means any (i) transaction, or series of related transactions, in which a person, or a group of related persons, acquires from stockholders of SLG, shares representing more than fifty percent (50%) of the out- standing voting power of SLG, or (ii) sale of all or substantially all assets of SLG.

10.
RIOT OBLIGATIONS

10.1.
Riot shall assign a Game product owner to interface with SLG on all Game League matters.

10.2.
[*****]

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.3.
Riot shall work in good faith with SLG to provide the following technical and operational assistance:

10.3.1.
[*****]

10.3.2.
[*****]

11.
MARKETING RESTRICTIONS

11.1.
Neither Party shall place, display or post any materials depicting the other Party’s intellectual property which contains any material which is unlawful, libelous, obscene, indecent, threatening, intimidating, or harassing. Additionally, SLG shall not feature, or permit any third-party to feature, any of the following in its advertising or promotions relating to the Game or the Game League:

11.1.1.
[*****]

11.1.2.
[*****]

11.1.3.
[*****]

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.1.4.
[*****]

11.1.5.
[*****]

11.1.6.
[*****]

11.1.7.
[*****]

11.1.8.
[*****]

12.
ROYALTIES

12.1.
Game League Operations: SLG shall pay Riot a royalty of [*****] on the first ten million USD ($10,000,000.00) of aggregate Game League net revenue accrued over the Term (the “Net Revenue Threshold”) and [*****] on additional Game League net revenue in excess of the Net Revenue Threshold.

12.1.1.
For purposes of this Section 12.1, “Net Revenue” shall mean all Game League revenue, less the amounts actually charged to SLG by theatre operators (the “Theatre Costs”). Theatre Costs are capped at a maximum of fifty percent (50%) of

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Game League revenue. Calculations of Net Revenue shall be made on an individual theatre company basis and SLG may not aggregate Theatre Costs across multiple theatre operators.

12.2.
Merchandise: SLG shall pay Riot a royalty of [*****] on gross revenue for all Merchandise sold (other than by Riot).

12.2.1.
For purposes of this Section 12.2, “gross revenue” means the amounts actually paid by consumers for the Merchandise. For the avoidance of doubt, Riot shall have no obligation to pay any royalty to SLG for Merchandise that Riot sells.

12.3.
GAAP. All amounts calculated under this Agreement must be calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

13.
REPORTS & PAYMENT

13.1.
No later than thirty (30) days after the end of each quarterly period during the Term, SLG shall send Riot a detailed report to sharan@riotgames.com, which shall include detailed information for: [*****]. If reasonably requested by Riot, SLG shall use commercially reasonable efforts to provide reports on a monthly basis.

13.2.
Riot will send SLG invoices reflecting amounts due to Riot based on SLG’s reports. SLG shall pay the invoiced amounts within seven (7) calendar days of receipt of Riot’s invoices. All payments will be made in U.S. Dollars by wire transfer into Riot’s bank account specified below or such other bank account of Riot in the U.S. as Riot may specify in writing. SLG will bear any wire transfer fees charged by the transferred bank, and Riot will bear any wire transfer fees charged by the receiving bank.

[*****]

14.
AUDIT

SLG shall maintain and keep (at SLG’s principal place of business and at its sole expense), during the Term and for at least three (3) years after expiration or earlier termination of this Agreement, accurate books of accounting and records covering all matters and transactions related to this Agreement. Riot and its duly authorized representative(s) shall have the right, upon reasonable notice and at all reasonable hours

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

of the day, to examine and copy and otherwise audit said books of accounting, records and all other documents and materials in the possession or under the control of SLG with respect to all transactions related to this Agreement. [*****].

15.
EQUITY

15.1.
Capitalization Representations and Warranties. SLG represents and warrants to Riot the following:

15.1.1.
Authorized Shares. The authorized capital of SLG consists, immediately prior to the Effective Date, of: (i) 45,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of which 7,549,279 shares are issued and outstanding and
(ii) 5,000,000 shares of preferred stock, of which 0 shares are issued and outstanding, immediately prior to the Effective Date. The Company holds no Common Stock in its treasury. The rights, privileges and preferences of the Common Stock will be as stated in the Certificate of Incorporation which has been provided to Riot.

15.1.2.
Company Plan. SLG has reserved 3,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of SLG pursuant to the 2014 Stock Option and Incentive Plan (the “Company Plan”) duly adopted by the Board of Directors and approved by SLG stockholders. Of such reserved shares of Common Stock, 2,483,493 shares of Common Stock have been issued pursuant to options to purchase Common Stock, a stock option to purchase 70,000 shares of Common Stock has been exercised pursuant to the Company Plan, and 446,507 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Company Plan. SLG has furnished to Riot complete and accurate copies of the Company Plan and forms of agreements used thereunder.

15.1.3.
Rights. Except for (i) options outstanding to purchase 2,463,493 shares of Common Stock, all of which have been issued pursuant to the Company Plan, with a weighted average exercise price of $2.36 per share, (ii) warrants outstanding to purchase 1,450,000 shares of Common Stock, with a weighted average exercise price of $2.43 per share, (iii) restricted stock units underlying 25,000 shares of Common Stock, (iv) the conversion privileges of the zero coupon unsecured convertible promissory notes outstanding in the original principal amount of
$5,050,000 relating to the May 2016 financing of SLG; (v) the pro rata rights provided in Section 6 of the Series B Subscription Agreement entered into by and between SLG and each of the investors in the Series B round which closed in 2015;

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

and (vi) the pro rata rights provided for in Section 15.4 of this Agreement; there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock.

15.1.4.
Lock-Up. All outstanding shares of the SLG’s Common Stock and all shares of the SLG Common Stock underlying outstanding options or other award agreements are subject to a lock-up or market standoff agreement (applicable only as may be required by an underwriter of SLG’s equity securities) following a public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”).

15.1.5.
Repurchase, Redemption, Acceleration. Except for the SLG 2014 Stock Option and Incentive Plan, and certain existing executive employment agreements, which provide for acceleration upon a change of control, no stock plan, stock purchase, stock option or other agreement or understanding between SLG and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event. SLG has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

15.1.6.
Securities Laws. That all outstanding securities of Company were duly and validly authorized and issued, fully paid and non-assessable, in accordance with the Securities Act, as amended, and relevant state (“Blue Sky”) securities laws, and issued pursuant to valid exemptions from securities registration under Federal and Blue Sky laws.

15.1.7.
Documentation. SLG has provided Riot with all relevant and material documentation with respect to the securities issued by SLG to Riot and all rights pertaining thereto. No securities-related agreements entered into between SLG and any other shareholder or party in respect of its capital stock provides for any rights or preferences that are materially different or preferential in any material respect from the rights or preferences of Riot as described in this Agreement (and exhibits hereto).

15.2.
Restricted Stock Grant. Pursuant to the vesting and other terms and conditions of the Restricted Stock Grant Agreement attached hereto as Exhibit A, SLG hereby issues to Riot five hundred fifty thousand (550,000) restricted shares of Common Stock of SLG.

15.3.
Common Stock Purchase Warrant. Pursuant to the vesting, exercise price, exercise term and other hereto terms and conditions of the Common Stock Purchase Warrant (“Warrant”) attached as Exhibit B, SLG hereby issues the Warrant to purchase the sum of five hundred thousand (500,000) shares of Common Stock of SLG.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.4.
Registration Rights. Riot shall be afforded the right to enter into the Registration Rights Agreement in the form attached hereto as Exhibit C.

15.5.
Pro-Rata Rights in Future Financings. Riot shall have the right to participate, upon reasonable prior notice from SLG, in future equity financings of SLG to maintain its respective fully diluted ownership in SLG (“Pro-Rata Rights”). The Pro-Rata Rights shall conclude immediately prior to an initial public offering of SLG.

15.6.
Most Favored Nation. In the event that SLG enters into a shareholder agreement, investors’ rights agreement, side letter, or similar agreement with any investor, whereby such investor obtains any investor rights (including, but not limited to, information, notification, preemptive, tag-along, or drag-along rights, but excluding, for the avoidance of doubt, any board representation or observation rights, or any SLG industry- specific rights), Riot shall be made a party as a “major holder” (or similar party) thereto or otherwise shall be given rights commensurate to such investors.

15.7.
Information Rights.

15.7.1.
SLG shall provide the following to Riot upon request:

15.7.1.1.
As soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of SLG, an income statement for such fiscal year, a balance sheet of SLG and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

15.7.1.2.
As soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of SLG, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet and statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

15.7.1.3.
If, for any period, SLG has any subsidiary whose accounts are consolidated with those of SLG, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the SLG and all such consolidated subsidiaries.

15.7.2.
Notwithstanding anything else in this Section 15.7 to the contrary, SLG may cease providing the information set forth in this Section 15.7 during the period starting with the date thirty (30) days before SLG’s good-faith estimate of the date

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

of filing of a registration statement as mandated by “quiet period” regulations; provided that SLG’s covenants under this Section 15.7 shall be reinstated at such time as SLG is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

15.7.3.
The covenants set forth in this Section 15.7 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of an IPO, (b) when SLG first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (c) the consummation of a change of control.

16.
EXPENSES

Unless otherwise set forth in this Agreement, each Party will bear its own costs and expenses that are incurred in the performance of their obligations under this Agreement.

17.
TERMINATION

17.1.
Termination by Riot. Riot shall have the right to terminate this Agreement by providing written notice to SLG as follows:

17.1.1.
[*****]

17.1.2.
[*****]

17.1.3.
[*****]

17.1.4.
[*****]

17.1.5.
[*****]

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

17.1.6.
[*****]

17.2.
Effect of Termination. If Riot terminates this Agreement, each Party shall promptly destroy or return the other party’s Confidential Information in its possession, custody or control, unless retention of such information is required by law (e.g., by tax regulations); all sums due to Riot hereunder shall become immediately due and payable in full without set-off of any kind; SLG shall immediately cease exploitation of the rights granted herein, including without limitation, its operation of the Game League (unless Riot advises SLG in the notice of termination that SLG should instead wind- down the Game League over a prescribed period of time), advertising and promotion of the Game League, and its production and sale of Merchandise; SLG shall, within one (1) month after termination, deliver to Riot a complete and accurate inventory of all Merchandise on hand and/or in the process of manufacture, as of both the date of termination and the date of such statement and Riot shall have the right, upon fifteen
(15) days prior notice, to enter onto SLG’s premises during normal business hours to conduct physical inventories to verify the accuracy of such statement; and Riot shall have the opportunity, in its sole discretion, to purchase all existing Merchandise at SLG’s cost of manufacture in its sole or demand that such Merchandise be destroyed.

18.
CONFIDENTIALITY

18.1.
Confidential Information. Each Party acknowledges that by reason of its relationship to the other Party under this Agreement it will have access to and acquire knowledge, material, data, systems and other information concerning the operation, business, financial affairs and intellectual property of the other Party that may not be accessible or known to the general public, including the terms of this Agreement (referred to as “Confidential Information”).

18.2.
No Disclosure/Use. Each Party agrees that it will: (i) maintain and preserve the confidentiality of all Confidential Information received from the other Party (the “Disclosing Party”), both orally and in writing, including taking such steps to protect the confidentiality of the Disclosing Party’s Confidential Information as the Party receiving such Confidential Information (the “Receiving Party”) takes to protect the confidentiality of its own confidential or proprietary information; provided, however, that in no instance shall the Receiving Party use less than a reasonable standard of care to protect the Disclosing Party’s Confidential Information; (ii) disclose such Confidential Information only to its own employees on a “need-to-know” basis, and only to those employees who have agreed to maintain the confidentiality thereof pursuant to a written agreement containing terms least as stringent as those set forth in this Agreement; (iii) not disassemble, “reverse engineer” or “reverse compile” such software for any purpose in the event that software is involved; and (iv) not disclose such Confidential Information to any third party without the prior written consent of the Disclosing Party; provided, however, that each Party may disclose the financial terms of this Agreement to its legal and business advisors and to potential investors so long as such third parties agree to maintain the confidentiality of such Confidential Information.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Each Receiving Party further agrees to use the Confidential Information of the Disclosing Party only for the purpose of performing its obligations under this Agreement. The Receiving Party’s obligation of confidentiality shall survive this Agreement for a period of five (5) years from the date of its termination or expiration and thereafter shall terminate and be of no further force or effect; provided, however, that with respect to Confidential Information which constitutes a trade secret, such information shall remain confidential so long as such information continues to remain a trade secret. The Parties also mutually agree to (1) not alter or remove any identification or notice of any copyright, trademark, or other proprietary rights which indicates the ownership of any part of the Disclosing Party’s Confidential Information; and (2) notify the Disclosing Party of the circumstances surrounding any possession or use of the Confidential Information by any person or entity other than those authorized under this Agreement.

18.3.
Exclusions. The confidentiality obligations of the Parties described18.1 above shall not apply to Confidential Information which the Receiving Party can prove: (i) has become a matter of public knowledge through no fault, action or omission of or by the Receiving Party; (ii) was rightfully in the Receiving Party’s possession prior to disclosure by the Disclosing Party; (iii) subsequent to disclosure by the Disclosing Party, was rightfully obtained by the Receiving Party from a third party who was lawfully in possession of such Confidential Information without restriction; (iv) was independently developed by the Receiving Party without resort to the Disclosing Party’s Confidential Information; or (v) must be disclosed by the Receiving Party pursuant to law, judicial order or any applicable regulation (including any applicable stock exchange rules and regulations); provided, however, that in the case of disclosures made in accordance with the foregoing clause (v), the Receiving Party must provide prior written notice to the Disclosing Party of any such legally required disclosure of the Disclosing Party’s Confidential Information as soon as practicable in order to afford the Disclosing Party an opportunity to seek a protective order, or, in the event that such order cannot be obtained, disclosure may be made in a manner intended to minimize or eliminate any potential liability.

18.4.
Terms of this Agreement Confidential. Subject to the exception provided by Section 18.2(iv), for the avoidance of doubt, the terms of this Agreement shall be considered Confidential Information, and SLG shall not disclose or make reference thereto without the prior written consent of Riot for any purpose. For the avoidance of doubt, disclosure of Appendix C by SLG shall be deemed an uncurable material breach of this Agreement.

19.
PRIVACY AND DATA SECURITY

19.1.
Privacy Laws. SLG shall at all times perform its obligations hereunder in accordance with SLG’s privacy policies, the requirements of any contracts or codes of conduct to which SLG is a party and any applicable laws or regulations related to the processing of Personal Data (as defined below) and/or the privacy of individual data subjects (collectively, “Privacy Laws”), including obtaining and at all times maintaining any appropriate registrations or certifications under such Privacy Laws.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

19.2.
Data Processing. For the purposes of this Agreement, “Personal Data” has the meaning set forth in applicable Privacy Laws, specifically including without limitation any and all personally identifiable information of Riot customers or employees, as well any copies or corresponding reference files kept or made by SLG thereof in any format. To the extent the Services require SLG to process Personal Data, SLG expressly acknowledges and agrees that it will only process such Personal Data in accordance with terms and conditions of this Agreement and Riot’s instructions, and only as necessary to perform its obligations hereunder. Without limiting the generality of the foregoing, under no circumstances shall SLG (i) sell, rent, share with or otherwise distribute or disclose Personal Data to any third parties without Riot’s express prior written consent;

(ii) use Personal Data for directed marketing or advertising; or (iii) otherwise process Personal Data for any purposes whatsoever except as necessary to provide the Services.

19.3.
Information Security. SLG shall establish, employ and at all times maintain physical, technical and administrative security safeguards and procedures sufficient to prevent any unauthorized processing of Personal Data and/or use, access, copying, exhibition, transmission or removal of Riot’s Confidential Information from SLG’s facilities. SLG shall promptly provide Riot with written descriptions of such procedures and policies upon request. Riot shall have the right, upon reasonable prior written notice to SLG and during normal business hours, to conduct on-site security audits or otherwise inspect SLG’s facilities to confirm compliance with such security requirements.

19.4.
Security Breaches.

19.4.1.
Informing Riot. In the event of any actual or potential unauthorized processing of Personal Data in SLG’s possession or control (each, a “Security Breach”), SLG shall notify Riot as soon as practicable (but in no event later than twenty-four (24) hours after SLG becomes aware of such a Security Breach) and immediately start coordinating with Riot to investigate the Security Breach.

19.4.2.
Investigation and Costs. SLG agrees to fully cooperate with Riot in Riot’s handling of any Security Breach, including: (1) assisting with any investigation; (2) providing Riot and/or its authorized representatives with physical access to the facilities and operations affected; (3) facilitating interviews with SLG’s employees and others involved in the matter; (4) making available all relevant records, logs, files, data reporting and other materials required to comply with applicable law; and
(5) at Riot’s request and expense, making available all relevant records, logs, files, data reporting and other materials required to comply with any regulation, industry standards or as otherwise required by Riot. Additionally, SLG agrees to reimburse Riot for actual costs incurred by Riot in responding to, and mitigating damages caused by, any Security Breach, including all costs of notice and/or remediation pursuant to this Section 19.

19.4.3.
Breach Notification. SLG shall not inform any third party of any Security Breach without Riot’s prior written consent, other than to inform a complainant that the matter has been forwarded to Riot. Further, SLG agrees that Riot shall have the sole right to determine: (1) whether notice of the Security Breach is to be provided to

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

any individual data subjects, regulators, law enforcement agencies, consumer reporting agencies or others as required by Privacy Laws or otherwise in Riot’s discretion; and (2) the contents of such notice, whether any type of remediation may be offered to affected persons and the nature and extent of any such remediation.

19.4.4.
Termination. In the event of a Security Breach, Riot shall have the option to immediately terminate this Agreement without penalty upon written notice to SLG (notwithstanding any other termination rights set forth herein, and without limiting any other remedies that may be available to Riot at law, in equity or otherwise).

20.
REPRESENTATIONS AND WARRANTIES

20.1.
Standing; Due Authorization. SLG represents, warrants and covenants that it: (i) is an entity duly formed and/or organized and validly subsisting pursuant to the laws of its jurisdiction of formation and/or organization; (ii) is qualified to do business in the jurisdictions in which it operates the Game League; and (iii) has due authorization and authority to enter into this Agreement and to fully perform its obligations hereunder.

20.2.
Performance. SLG represents and warrants that in performing its obligations hereunder and operating the Game Leagues, it shall at all times: (i) conduct itself in a professional manner in reasonable accordance with industry standards; and (ii) comply with all applicable laws, statutes, ordinances, rules, regulations and requirements of all governmental agencies and regulatory bodies.

21.
INDEMNITY

21.1.
Each Party will indemnify the other Party and any of its affiliates, subsidiaries, directors, officers, agents, employees, successors and assigns from and against any and all third party claims, actions, losses, damages and expenses (including reasonable, outside attorney fees) arising out of or caused by: (i) any material failure by the other Party to perform its obligations under this Agreement; and (ii) the material breach of any representation, warranty, and/or covenant made by the other Party under this Agreement.

21.2.
If any action is brought against a Party being indemnified hereunder and/or its affiliates, subsidiaries, directors, officers, agents, employees, successors and assigns (the “Indemnified Party”) with respect to any allegation for which indemnity may be sought from the other Party (the “Indemnifying Party”), the Indemnified Party shall promptly notify the Indemnifying Party in writing. The Indemnified Party shall cooperate with the Indemnifying Party, at the Indemnifying Party’s expense and in all reasonable respects, in connection with the defense of any such action. The Indemnifying Party shall conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and all other required steps or proceedings to settle or defend any such action, including the employment of counsel and payment of all expenses. The Indemnified Party shall have the right to employ separate counsel and participate in the defense at the Indemnified Party’s sole expense. The Indemnifying Party shall not enter into any settlement that obligates the Indemnified Party to take any action or incur any expense without such

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or delayed.

22.
INSURANCE

SLG shall secure and maintain, at its sole cost and expense, in connection with its obligations hereunder and operation of the Game League, all customary and necessary insurance policies, including comprehensive general liability insurance with limits of not less than One Million USD ($1,000,000) per occurrence / Two Million USD ($2,000,000) in the aggregate, employer’s liability insurance in a minimum amount of One Million USD ($1,000,000) per occurrence, automobile liability insurance in a minimum amount of One Million USD ($1,000,000) per occurrence, statutory worker’s compensation insurance and professional liability or cyber liability insurance (which shall include errors and omissions, media liability, privacy and network security insurance) with limits of not less than Two Million USD ($2,000,000) per occurrence / Two Million USD ($2,000,000) in the aggregate, which policies shall list Riot as additional insureds (collectively, the “Insurance”). SLG shall deliver to Riot a certificate evidencing the Insurance required by this Section 22. SLG shall use an Insurance provider with an AM BEST ratings of at least A-VII and shall be pre- approved by Riot in writing.

23.
NON-SOLICITATION

[*****]

24.
LIMITATION OF LIABILITY

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, UNDER NO CIRCUMSTANCES SHALL RIOT BE LIABLE TO SLG FOR ANY CLAIM (REGARDLESS OF THEORY OF LIABILITY, WHETHER BASED UPON PRINCIPLES OF CONTRACT, WARRANTY, NEGLIGENCE OR OTHER TORT, BREACH OF ANY STATUTORY DUTY, PRINCIPLES OF INDEMNITY, THE FAILURE OF ANY LIMITED REMEDY TO ACHIEVE ITS ESSENTIAL PURPOSE OR OTHERWISE) FOR ANY SPECIAL, CONSEQUENTIAL, RELIANCE, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER FORESEEABLE OR NOT, INCLUDING LOST PROFITS, REVENUE OR GOODWILL. IN NO EVENT SHALL RIOT’S LIABILITY TO SLG ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE TOTAL AMOUNTS PAID BY SLG TO RIOT HEREUNDER.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

25.
DISPUTE RESOLUTION

25.1.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

25.2.
Injunctive Relief. SLG agrees that in the event of any breach or alleged breach by SLG of any covenant or agreement in this Agreement, Riot would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by it as a result of such breach and would not have adequate remedy at law in such event. SLG therefore agrees that, in addition to any other remedy available at law or in equity, in the event of such breach, Riot shall be entitled to seek and receive specific performance and temporary, preliminary and permanent injunctive relief from violation of any of said covenants and agreements without the requirement of proving the amount of any actual damage to Riot resulting or expected from such breach.

25.3.
Attorney Fees. In any action arising out of or related to this Agreement, the prevailing Party shall be entitled to recover its costs and attorney fees reasonably incurred in connection with the dispute.

26.
MISCELLANEOUS

26.1.
Assignment and Change of Control. Neither Party may assign this Agreement, in whole or in part, by operation of law or otherwise, without the other Party’s prior written consent.

26.2.
Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) on the date delivered in person or by courier, (b) on the date a Party responds via e-mail that it has received the other Party’s notice via e-mail, (c) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested; or (d) if sent or mailed by Federal Express or other nationally recognized overnight delivery service, then as of the next business day. In each case, such notices and other communications shall be sent to a Party at the following addresses:

If to SLG:

Super League Gaming, Inc. 2912 Colorado Ave., Suite 200 Santa Monica, CA 90404 Attn: General Counsel
Email: gregg@superleague.com

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

If to Riot:

[*****]

26.3.
Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the Parties, it will be stricken, but the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

26.4.
Waiver. Waiver by either of the Parties of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof.

26.5.
Entire Agreement. This Agreement (including all exhibits attached hereto, which are incorporated herein by reference) constitutes the entire agreement between the Parties with respect to the subject matter hereto and all prior agreements and negotiations are merged herein. This Agreement may not be changed, modified, amended or supplemented, except in writing signed by both Parties.

26.6.
Interpretation. The headings contained herein are for convenience and reference only, do not form a substantive part of this Agreement and in no way modify, interpret or construe the intentions of the Parties. No provision of this Agreement shall be interpreted for or against any Party because that Party or its legal representative drafted such provision. The words “including” and/or “include” shall be interpreted without limitation when used in this Agreement. If this Agreement is translated into any language other than English, the English language version of this Agreement shall prevail. A reference to a statute or statutory provision herein is a reference to such statute or statutory provision as amended, extended or re-enacted from time to time.

26.7.
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one instrument, and signatures transmitted by facsimile or electronic scan shall be effective.

26.8.
Not Effective Until Execution. This Agreement shall have no force or effect, and nothing in this Agreement shall be binding upon Riot and SLG, unless and until such time, if any, as this Agreement has been executed by an authorized signatory of Riot and SLG, respectively.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, this Agreement has been executed and is effective as of the Grant Date.

SUPER LEAGUE GAMING, INC.

By: /s/ Ann Hand
Ann Hand

CEO

RIOT GAMES, INC.

By: /s/ A. Dylan Jadeja
Name: A. Dylan Jadeja
Its: Financial Officer

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix A

Approved Movie Theatres

1.
Cinemark
2.
AMC
3.
Regal
4.
Carmike
5.
Landmark
6.
National Amusements
7.
Metropolitan
8.
iPic

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix B

Riot Marks

1. To be provided by Riot.

SLG Marks

1.
SLG
2.
Super League Gaming
3.
Netname – www.superleague.com

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix C

[*****]

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A RESTRICTED STOCK AGREEMENT

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

THE SHARES OF COMMON STOCK GRANTED UNDER THIS RESTRICTED STOCK AGREEMENT HAVE NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS. NO SHARES OF COMMON STOCK GRANTED UNDER THIS RESTRICTED STOCK AGREEMENT MAY BE OFFERED OR SOLD, PLEDGED, OR OTHERWISE DISTRIBUTED, AND NO SHARES OF COMMON STOCK MAY BE TRANSFERRED ON THE BOOKS OF THE COMPANY, EXCEPT IN A TRANSACTION (I) THAT, IN THE OPINION OF COUNSEL, IS SATISFACTORY TO THE COMPANY, WOULD RESULT IN NO VIOLATION OF SECURITIES LAWS AND (II) THAT WOULD COMPLY WITH THE TRANSFER RESTRICTION PROVISIONS CONTAINED OR REFERENCED IN THIS RESTRICTED STOCK AGREEMENT.

SUPER LEAGUE GAMING, INC. RESTRICTED STOCK AGREEMENT

Recipient:
Riot Games, Inc.

Grant Date:
June 22, 2016

Number of Shares of Common Stock
Subject to this Restricted Stock Grant: 550,000 Vesting Schedule:

Vesting Date	Percentage of Shares of Restricted Stock Vesting	Number of Shares of Restricted Stock Subject to Vesting	Cumulative Total of Shares of Restricted Stock Vesting
Execution hereof	25%	137,500	137,500
9-Month Anniversary of Grant Date	25%	137,500	275,000
18-Month Anniversary of Grant Date	50%	275,000	550,000

This Restricted Stock Agreement (“Agreement”), dated as of the Grant Date specified above, is between Super League Gaming, Inc., a Delaware corporation (“Company”), and the Riot Games, Inc., a Delaware corporation (“Recipient”). Capitalized terms used but not defined in this Agreement have the meanings attributed to them in Appendix 1.

The parties agree as follows:

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE I GRANT OF SHARES

1.1 Grant. As of the Grant Date, subject to the vesting schedule and other terms contained in this Agreement, the Company hereby grants to the Recipient, and the Recipient hereby accepts, the sum of Five Hundred Fifty Thousand (550,000) shares of common stock (“Shares”), as partial consideration for the issuance of a license to the Company to utilize League of Legends (“LoL”) for purposes of in-theater, participatory gaming in the North America region as detailed in the License Agreement between the parties of even date herewith.

1.2 Delivery of Shares. Promptly following the execution and delivery of this Agreement and other definitive agreements between the parties of even date herewith (collectively, the “Transaction Agreements”), and subject to Section 2.1, the Company shall issue to the Recipient three (3) common stock certificates totaling the amount of the Shares and consisting of the common share counts set forth in the vesting schedule on the first page of this Agreement. The Company shall provide Recipient with a common stock certificate in the amount of One Hundred Thirty-Seven Thousand Five Hundred (137,500) shares, representing the vested shares upon execution hereof, and the remaining two (2) common stock certificates, consisting of Four Hundred Twelve Thousand Five Hundred (412,500) shares of common stock shall be deemed Unvested Shares (as defined below) and shall be held in escrow in accordance with the terms of Article IV.

1.3 Rights as a Shareholder. Upon receipt of the Shares, the Recipient has all the rights of a shareholder with respect to the Shares, subject to the terms contained in this Agreement.

ARTICLE II
TRANSFER RESTRICTIONS; SECURITIES LAW COMPLIANCE

2.1 Transfer Restrictions. The Recipient shall not make or attempt to make any disposition, pledge, gift, assignment, or other transfer (voluntarily or involuntarily) of the Shares while the Shares are Unvested Shares (as defined below). Any such transfer, purported transfer, or attempted transfer will be void.

2.2 Legend. In addition to any other restrictive legend required by the Company, in order to reflect the restrictions on disposition of the Unvested Shares, the Unvested Shares will bear and be subject to a restrictive legend, similar to the following:

“THE SHARES REPRESENTED BY THIS COMMON STOCK CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK AGREEMENT, WHICH INCLUDES VESTING REQUIREMENTS AND RESTRICTIONS ON SHARE TRANSFERS. THE NUMBER OF SHARES SUBJECT TO VESTING ARE AS STATED IN THE RESTRICTED STOCK AGREEMENT. A COPY OF THE RESTRICTED STOCK AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE MAILED TO ANY PROPERLY INTERESTED PERSON WITHOUT CHARGE UPON THE COMPANY’S RECEIPT OF A WRITTEN REQUEST FOR IT. ANY SALE OR TRANSFER IN VIOLATION OF THE RESTRICTED STOCK AGREEMENT WILL BE VOID.”

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.3 Restricted Securities. The Recipient makes the following representations to the Company:

(a) The Recipient is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to accept the grant of the Shares as partial consideration for a license to LoL.

(b) The Recipient will hold the Shares for the Recipient’s own account, not with a view to or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.

(c) The Recipient confirms that the Recipient has been informed that the Shares have not been, and will not be, registered under state and federal securities laws, and are restricted securities under the Securities Act of 1933 (“Securities Act”). The Recipient understands that no Shares may be resold or transferred unless the Shares are first registered under applicable state and federal securities laws or unless an exemption from such registration is available.

(d) The Recipient is prepared to hold the Shares for an indefinite period and that the Recipient is aware that Rule 144 of the Securities Act is not presently available to exempt the sale of the Shares from the registration requirements of the Securities Act.

(e) The Recipient understands that no public market now exists for any of the Shares issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Shares.

2.4 Lock-up Agreement. If required by any underwriter in connection with a public offering of the Company’s equity securities in a registration statement under the Securities Act, if applicable, the Recipient shall not transfer or dispose of the Shares (other than securities included in the registration statement or shares purchased in the public market after the effective date of registration) or any interest in the Shares during such reasonable period as is acceptable to the underwriter (and provided that all directors, officers, or 1% shareholders are subject to the same) following the effective date of such registration statement. In addition, the Recipient shall sign one or more agreements as may be requested by an underwriter in connection with such registration. The underwriters in connection with such registration are intended third party beneficiaries of this section and have the right, power, and authority to enforce the provisions of this Agreement as though they were a party to it. In order to enforce the covenants contained in this section, the Company may impose stop-transfer instructions with respect to the Shares until the end of such restricted period.

ARTICLE III VESTING

3.1 Vesting of Shares. The vesting schedule for the Shares is set forth on the first page of this Agreement. All Shares for which the Recipient has a vested right are referred to herein as “Vested Shares,” and all Shares for which the Recipient does not have a vested right

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

are referred to herein as “Unvested Shares.” While in escrow as provided in Article IV, the Unvested Shares will continue to vest during the period in which Recipient and the Company have an ongoing contractual business relationship as detailed in the Transaction Agreements.

ARTICLE IV ESCROW

4.1 Deposit of the Unvested Shares. Upon issuance of the Shares, the Recipient shall deposit the Unvested Shares (in certificated form) granted as part of such issuance in escrow with the Company to be held in accordance with the provisions of this Agreement.

4.2 Deposit of Additional Securities and Other Property. Except as otherwise provided in this Agreement, the Company shall deposit in escrow any new, substituted, or additional securities or other property distributed with respect to the Unvested Shares.

4.3 Release of Vested Shares. Upon the vesting of all or a portion of the Unvested Shares, the Company shall release to the Recipient the Vested Shares and all securities and other property held in escrow with respect to the Unvested Shares that have become Vested Shares.

4.4 Forfeiture of Unvested Shares. Upon the termination of the Transaction Agreements, all Unvested Shares, and any rights or claims attached thereto, securities, and other property held in escrow from a distribution previously made on account of the Unvested Shares, will be deemed immediately forfeited by the Recipient to the Company.

4.5 Assignment. In the event of forfeiture of the Unvested Shares, the Recipient hereby assigns, transfers, and surrenders to the Company for cancellation the Unvested Shares, and all related securities and other property held in escrow with respect to such Unvested Shares, and hereby irrevocably constitutes and appoints the Company’s secretary as attorney to cancel such stock in the records of the Company with full power of substitution in the premises.

ARTICLE V TAX PROVISIONS

5.1 Valuation of Common Stock. The Recipient understands that the Company has valued the Shares at $3.00 per share as of the Grant Date, which equals the fair market value of one share of common stock as determined by the Company in a manner consistent with Internal Revenue Code Section 409A. Further, the valuation of the Shares at $3.00 per share is equal to the price paid per share by third party investors in the Company’s most recent private placement of common stock.

5.2 Withholding. As a condition precedent to the release of the Vested Shares from the escrow as described in Article IV, the Recipient shall comply with the requests of the Company as they relate to the satisfaction of any federal, state, or local withholding tax obligations that arise in connection with the release of the Vested Shares. Such requests may include among others (a) the deduction of any such required withholding from any payments due or to become due to the Recipient, (b) the payment in cash by the Recipient to the Company in an amount equal to any required withholding, and (c) signing such documentation necessary to enable withholding of Shares to satisfy tax obligations.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE VI GENERAL PROVISIONS

6.1 Adjustments. The existence of the Recipient’s rights under this Agreement does not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger, consolidation, or share exchange of the Company, or any issuance of bonds, debentures or preferred or prior preference stock ahead of or affecting Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

6.2 Notices. To be effective, any notice, consent, or communication required or permitted to be given in connection with this Agreement must be in writing and (i) delivered in person, (ii) mailed by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by same-day messenger or nationally recognized overnight delivery service, with all fees prepaid, or (iv) sent by fax, with a fax transmission receipt, as follows:

If to the Company:
Super League Gaming, Inc.
2912 Colorado Ave., Suite 200 Santa Monica, CA 90404 Attn: General Counsel

If to the Recipient:
Riot Games, Inc.
12333 West Olympic Blvd. Los Angeles, CA 90064 Attn: Legal Department
Email: legalnotices@riotgames.com

With copy to:
Sean Haran, sharan@riotgames.com

A party may update the party’s contact information by providing notice thereof to the other party. A notice, consent, or communication is effective on the earlier of (i) the date it is delivered in person, (ii) the date it is delivered to the address required by this Agreement as indicated by the date of the acknowledgment or signed receipt, (iii) the date delivery is refused or deemed undeliverable at the address required by this Agreement, as the U.S. Postal Service, messenger service, or overnight courier, as the case may be, indicates through its records, or (iv) with respect to a fax, the date on which the fax is sent and receipt of which is confirmed, provided that if such date is not a business day or the confirmation time as after 5:00 p.m. local time of the recipient on a business day, then the following business day.

6.3 Entire Agreement. This Agreement constitutes the entire and final agreement between the parties as relates to the grant of the Shares. It is the complete and exclusive expression of the parties’ agreement on the matters contained in this Agreement. All prior and contemporaneous negotiations, term sheets, and other agreements, either oral or in writing, between the parties on the matters contained in this Agreement are expressly merged into and

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

superseded by this Agreement.
No provisions of this Agreement may be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings.

6.4 Amendments and Waivers. No amendment, rescission, waiver, or termination of this Agreement or any of its terms is effective, except by a writing signed by the party or parties against whom enforcement is sought. No failure or delay in exercising any right or remedy or requiring the satisfaction of any condition under this Agreement, and no course of dealing between the parties, operates as a waiver or estoppel of any right, remedy, or condition. A waiver made in writing on one occasion is effective only in that instance and only for the purpose that it is given and is not to be construed as a waiver on any future occasion or against any other person. To the extent any course of dealing, act, omission, failure, or delay in exercising any right or remedy under this Agreement constitutes the election of an inconsistent right or remedy, that election does not either constitute a waiver of any right or remedy or limit or prevent the subsequent enforcement of any contract provision.

6.5 Headings. The descriptive headings of the articles, sections, and subsections of this Agreement are for convenience of reference only. They do not constitute a part of this Agreement and do not affect this Agreement’s construction or interpretation.

6.6 Assignability; Successors and Assigns. The Recipient shall not assign this Agreement or the rights and duties set forth herein, but the Company may assign them, in whole or in part. This Agreement binds and benefits the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

6.7 Governing Law. The laws of the State of California govern all matters arising out of or relating to this Agreement, including, without limitation, its interpretation, construction, performance, and enforcement, without giving effect to such state’s conflicts of law principles or rules of construction concerning the drafter hereof. Any reference to a specific federal, state, or local statute or code includes (i) any rules and regulations promulgated thereunder and (ii) any subsequent amendment, restatement, supplement, or superseding statute, code or other law as may be in effect at the particular time. Any reference to an agreement includes such agreement as it may be amended, restated, supplemented, or modified from time to time.

6.8 Further Assurances. Each party shall use reasonable efforts to take, or cause to be taken, all actions necessary or desirable as requested to consummate and make effective the transactions contemplated by this Agreement. If any further action is necessary or desirable as requested to carry out the purposes of this Agreement, each party shall use reasonable efforts to take, or cause to be taken, such action.

6.9 Professional Advice. The acceptance of this Agreement and the issuance of the Shares may have consequences under federal and state tax and securities laws, which may vary depending on the circumstances of the Recipient. Accordingly, the Recipient acknowledges that it has consulted with its legal and tax advisors in connection with this Agreement and the acquisition, holding and disposition of the Shares. The Recipient acknowledges that neither the Company nor any of its officers, directors, attorneys, or agents has made any representations as to the federal or state tax effects of the acceptance of the Shares or any rights under this Agreement.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.10 Counterparts. If the parties sign this Agreement in counterparts, each counterpart constitutes an original, and all counterparts, collectively, constitute only one agreement. The signatures of all the parties need not appear on the same counterpart, and delivery of a signed counterpart signature page by fax or other electronic transmission is as effective as signing and delivering an original.

[SIGNATURE PAGE FOLLOWS]

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, this Agreement has been executed and is effective as of the Grant Date.

SUPER LEAGUE GAMING, INC.

By: /s/ Ann Hand
Ann Hand CEO

RIOT GAMES, INC.

     By: /s/ A. Dylan Jadeja____

Name: A. Dylan Jadeja Its: Chief Financial Officer

[SIGNATURE PAGE TO RESTRICTED STOCK AGREEMENT]

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B

COMMON STOCK PURCHASE WARRANT

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

THE SECURITIES REPRESENTED BY THIS COMMON STOCK PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

COMMON STOCK PURCHASE WARRANT

For the Purchase of 500,000 Shares of Common Stock, $0.001 par value of

SUPER LEAGUE GAMING, INC.
A Delaware Corporation

For value received, RIOT GAMES, INC. (the “Holder”), or its assigns, is entitled to, on or before the date specified below on which this Common Stock Purchase Warrant (the “Warrant”) expires, but not thereafter, to subscribe for, purchase and receive the number of fully paid and non-assessable shares of the common stock, $0.001 par value (the “Common Stock”), of Super League Gaming, Inc., a Delaware corporation (the “Company”) set forth above, at a price per share equal to the purchase price in the next (i.e., “Series C”) Common Stock financing transaction (provided, however, that if such transaction is not closed within 60 days of the date of the License Agreement between Holder and the Company, the exercise price shall be the purchase price in the last Common Stock financing transaction prior to the date of the License Agreement) in order to purchase and receive such securities) (the “Exercise Price”), upon presentation and surrender of this Warrant and upon payment by wire transfer or bank check of the Exercise Price for such shares of Common Stock to the Company at its principal office.

1. Vesting of Warrant. The Warrant is subject to vesting as follows:

●
25% of the Warrant, consisting of 125,000 shares of common stock, will vest upon the Company realizing $5,000,000 of net revenue from League of Legends events

●
35% of the Warrant, consisting of 175,000 shares of common stock, will vest upon the Company realizing an additional $10,000,000 of net revenue from League of Legends events (i.e., $15,000,000 in total net revenue)

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

●
40% of the Warrant, consisting of 200,000 shares of common stock, will vest upon the Company realizing an additional $20,000,000 of net revenue from League of Legends events (i.e., $35,000,000 in total net revenue)

For purposes of Section 1 of this Warrant, net revenue shall mean “net revenue” as such term is defined in Section 12.1.1 of the License Agreement.

2. Exercise of Warrant. This Warrant may be exercised in whole or in part, from time to time and expressly subject to satisfaction of the vesting conditions set forth in Section 1, commencing on the date hereof (the “Issue Date”) and expiring on the fifth (5th) anniversary hereof, by presentation and surrender hereof to the Company, with the Notice of Exercise form annexed hereto as Appendix A duly executed and accompanied by payment by wire transfer or bank check of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise, if any. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant and the Exercise Price at the office of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. If the subscription rights represented hereby shall not be exercised at or before 5:00 P.M., Pacific Time, on the expiration date specified above, this Warrant shall become void and without further force or effect, and all rights represented hereby shall cease and expire.

3. Rights of the Holder. Prior to exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

4.
Adjustment in Number of Shares.

(A) Adjustment for Reclassifications. In case at any time, or from time to time, after the Issue Date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock-split, spinoff, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary’s capital stock), then and in each such case the Holder(s) of this Warrant, upon the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock and other securities and property which such Holder(s) would hold on the date of such exercise if on the Issue Date they had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the Issue Date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by them as aforesaid during such period, giving effect to

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

all adjustments called for during such period. In the event of a declaration of a dividend payable in shares of any equity security of a subsidiary of the Company, then the Company may cause to be issued a warrant to purchase shares of the subsidiary (“Springing Warrant”) in an amount equal to such number of shares of the subsidiary’s securities to which the Holders would have been entitled, but conditioned upon the exercise of this Warrant as a prerequisite to receiving the shares issuable pursuant to the Springing Warrant.

(B) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder(s) of this Warrant, upon the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder(s) would be entitled had the Holders exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

5. Officer’s Certificate. Whenever the number of shares of Common Stock issuable upon exercise of this Warrant or the Exercise Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file in the custody of its Secretary at its principal office, an officer’s certificate showing the adjusted number of shares of Common Stock or Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder(s) and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder(s). Such certificate shall be conclusive as to the correctness of such adjustment.

6. Restrictions on Transfer. Certificates for the shares of Common Stock to be issued upon exercise of this Warrant shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Holder, by acceptance hereof, agrees that, absent an effective registration statement under the Securities Act of 1933, as amended (the “Act”), covering the disposition of this Warrant or the Common Stock issued or issuable upon exercise hereof, such Holder(s) will not sell or transfer any or all of this Warrant or such Common Stock without first providing the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. The Holder agrees that the certificates evidencing the Warrant and Common Stock which will be delivered to the Holder by the Company shall bear substantially the following legend: The Holder of this Warrant, at the time all or a portion of such Warrant is exercised, agrees to make such written representations to the Company as counsel for the Company may reasonably request, in order that the Company may be reasonably satisfied that such exercise of the Warrant and consequent issuance of Common Shares will not violate the registration and prospectus delivery requirements of the Act, or other applicable state securities laws.

7. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

8. Reservation of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

9. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the Holder.

10. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12. Law Governing. This Warrant shall be construed and enforced in accordance with and governed by the laws of Delaware.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on June 22, 2016.

SUPER LEAGUE GAMING, INC.

By:
/s/ Ann Hand
Ann Hand
Chief Executive Officer

[SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT]

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX A NOTICE OF EXERCISE

TO:
SUPER LEAGUE GAMING, INC.
DATE:

The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase shares of the Common Stock of the Company called for thereby, and hereby makes payment by bank check or wire transfer in the amount of $.

Please issue the shares of the Common Stock as to which this Warrant is exercised to:

and if said number of Warrants shall not be all the Warrants evidenced by the Common Stock Purchase Warrant surrendered in connection with this exercise, then the Company shall issue a new Warrant Certificate for the balance remaining of such Warrants to at the address stated above.

By:

Print Name:

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

          EXHIBIT C

  REGISTRATION RIGHTS AGREEMENT
                              [attached]

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated June 22, 2016 by and between Super League Gaming, Inc., a Delaware corporation (the “Company”), and Riot Games, Inc. (the “Licensor”).

RECITALS

WHEREAS, the Company has agreed to provide certain registration rights to Licensor under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Licensor hereby agree as follows:

AGREEMENT

1.
DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

b. “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the “SEC”).

c. “Registrable Securities” means the Shares issued to Licensor pursuant to a Restricted Stock Agreement and a Common Stock Purchase Warrant, subject to the vesting conditions set forth in each of the foregoing agreements.

d. “Registration Statement” means a registration statement filed with the SEC, pursuant to the Securities Act, that covers the Registrable Securities.

2.
REGISTRATION.

a. Piggyback Registration Rights. Licensor shall be afforded unlimited piggyback registration rights with respect to the Securities (including, for the avoidance of doubt, piggyback registration rights with respect to any demand registrations). The Company shall notify the Licensor in writing no less than fifteen (15) calendar days prior to the filing of any Registration Statement on Form S- 1 or S-3 of its intention to file such registration statement with the Securities and Exchange Commission. The Licensor shall have a period of ten (10) calendar days to notify the Company of its intention to have its Registrable Securities included in such Registration Statement.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

b. Sufficient Number of Shares Registered. The number of shares of common stock available under the Registration Statement filed pursuant to Section 2(a) shall be sufficient to cover all of the Registrable Securities that the Licensor has been issued pursuant to the Offering.

3.
RELATED OBLIGATIONS.

a. The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which the Licensor shall have sold all the Registrable Securities covered by such Registration Statement (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

c. The Company shall furnish to the Licensor without charge, (i) at least one (1) copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) one (1) copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as Licensor may reasonably request) and (iii) such other documents as Licensor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by Licensor.

d. The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Licensor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Licensor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event or development, the Company shall notify the Licensor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver one (1) copy of such supplement or amendment to Licensor. The Company shall also promptly notify the Licensor in writing (i) when a prospectus or any prospectus supplement or post- effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Licensor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Licensor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. At the reasonable request of the Licensor, the Company shall furnish to the Licensor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Licensor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, if any, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering (if applicable), addressed to the Licensor.

h. The Company shall hold in confidence and not make any disclosure of information concerning the Licensor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Licensor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Licensor and allow the Licensor, at the Licensor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

i. The Company shall use its best efforts either to cause all the Registrable Securities covered by a Registration Statement (i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or to secure the inclusion for

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

quotation on a national securities exchange for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

j. The Company shall cooperate with the Licensor to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Licensor may reasonably request and registered in such names as the Licensor may request; provided, however, delivery of such certificates shall not be made until such Registration Statement is declared effective by the SEC and all applicable state securities regulatory agencies.

k. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

l. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

m. Within two (2) business days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Licensor) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit 1.

n. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Licensor of Registrable Securities pursuant to a Registration Statement.

4.
OBLIGATIONS OF THE LICENSOR.

The Licensor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), the Licensor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Licensor’s receipt of a copy of the supplemented or amended prospectus contemplated by Section 3(e) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of the Licensor in accordance with the terms of the Offering in connection with any sale of Registrable Securities with respect to which the Licensor has entered into a contract for sale prior to the Licensor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Licensor has not yet settled. All selling expenses relating to the Registrable Securities shall be borne exclusively by the Licensor.

5.
EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

6.
INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Licensor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls the Licensor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filings”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Licensor and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claims. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Licensor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(e); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person. In connection with a Registration Statement, the Licensor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in this Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Licensor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), the Licensor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

settlement of any Claim if such settlement is effected without the prior written consent of the Licensor, which consent shall not be unreasonably withheld; provided, further, however, that the Licensor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Licensor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6 with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to the Licensor prior to the Licensor’s use of the prospectus to which the Claim relates.

b. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person that relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

c. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

d. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.
CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.
REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Licensor the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit the Licensor to sell securities of the Company to the public without registration (“Rule 144”) the Company agrees, upon becoming a publicly reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to:

a. make and keep public information available (from the date the Company becomes subject to the periodic reporting requirements of the Exchange Act), as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 6 hereof) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to the Licensor, so long as the Licensor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Licensor to sell such securities pursuant to Rule 144 without registration.

9.
AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Licensor. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Licensor and the Company. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.
MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:

(i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:
Super League Gaming, Inc.
2912 Colorado Ave., Suite 200 Santa Monica, CA 90404 Attn: General Counsel

If to the Licensor, to:
Riot Games, Inc.
   12333 West Olympic Blvd.
   Los Angeles, CA 90064
   Attn: Legal Department
Email: legalnotices@riotgames.com

With copy to:
Sean Haran, sharan@riotgames.com

Any party may change its address by providing written notice to the other parties hereto at least five (5) days prior to the effective date of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. This Agreement shall be governed by and construed under the law of the State of California, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction. The Company and the Licensor each: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in California, or in the United States District Court, Los Angeles, California; (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum; and (c) irrevocably consents to the jurisdiction of the California State Court, or the United States District Court, Los Angeles, California in any such suit, action or proceeding. EACH PARTY HEREBY

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e. The Agreement and the Subscription Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. The foregoing agreements supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. This Agreement shall inure to the benefit of and be binding upon the permitted heirs, personal representatives, successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

k. This Agreement is intended for the benefit of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by any other Person.

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

SUPER LEAGUE GAMING, INC.,

         By: /s/ Ann Hand

    Name: Ann Hand

    Title: Chief Executive Officer LICENSOR

                        By: /s/ A. Dylan Jadeja

           Title: Chief Financial Officer

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

          EXHIBIT 1

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[TRANSFER AGENT]
Attn:

Re:
SUPER LEAGUE GAMING, INC.

Ladies and Gentlemen:

We are counsel to Super League Gaming, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain private placement of shares of common stock (the “Offering”), pursuant to which the Company issued to

 (the “Licensor”) shares of its common stock, $0.001 par value (the “Common Stock”). Pursuant to the Offering, the Company also has entered into a Registration Rights Agreement with the Licensor (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on, the Company filed a Registration Statement on Form(File No. 333- ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names the Licensor as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

SUPER LEAGUE GAMING, INC.

By:
Name: Title:

cc:
Licensor

*****SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.